Exhibit 15.1

February 5, 2007

Securities and Exchange Commission

450 Fifth Street

N.W. Washington, D.C. 20549

Commissioners:

We are aware that our report dated February 2, 2007 on our review of interim financial information of Varian Medical Systems, Inc. as of December 29, 2006 and for the three-month periods ended December 29, 2006 and December 30, 2005 and included in the Company’s quarterly report on Form 10-Q for the quarter ended December 29, 2006 is incorporated by reference in its Registration Statement on Form S-8 (No. 333-75531) dated April 1, 1999, its Registration Statement on Form S-8 (No. 333-57006) dated March 14, 2001, its Registration Statement on Form S-8 (No. 333-57008) dated March 14, 2001, its Registration Statement on Form S-8 (No. 333-57010) dated March 14, 2001, its Registration Statement on Form S-8 (No. 333-57012) as amended on June 20, 2001, its Registration Statement on Form S-8 (No. 333-123778) dated April 1, 2005 and its Registration Statement on Form S-8 (No. 333-130001) dated November 30, 2005.

Yours very truly,

/S/ PRICEWATERHOUSECOOPERS LLP